Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED BANCSHARES, INC.

(Exact name of issuer as specified in its Charter)

    Ohio

34-1516518

(State of Incorporation)

(I.R.S. Employer Identification No.)

100 South High Street, Columbus Grove, Ohio

  45830

(Address of Principal Executive Offices)

(Zip Code)

UNITED BANCSHARES, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

E. Eugene Lehman, President

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio  45830

419-659-2141

(Name, address, zip code, telephone number,

and area code of agent for service)

Copy To:

Susan B. Zaunbrecher, Esq.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, without par value	100,000	$15.01	$1,501,000	$121.43

Approximate date of proposed commencement of sales hereunder:

As soon as practicable after the effective date of this Registration Statement

*

Based pursuant to Rule 457(c), on the average of the high and low prices of the common stock of United Bancshares, Inc. on the Nasdaq National Market on July 9, 2003, a date within 5 days of the date on which this Registration Statement is filed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in the “Prospectus.”  The Prospectus is a part of the Section 10(a) Prospectus to which this Registration Statement relates but it is not filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

United Bancshares, Inc. (the “Registrant”) states that the documents listed below are incorporated by reference in this Registration Statement.  Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

•

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act  of 1934 since December 31, 2002.

•

The description of the common stock contained on the Registrant’s Form 8-A Registration Statement under the Securities Exchange Act of 1934, effective February 1, 2000.

Item 4.

Description of Securities.

Not Applicable.

Item 5.

Interests of Named Experts and Counsel.

Not Applicable.

Item 6.

Indemnification of Directors and Officers.

The Registrant’s articles of incorporation provide that the Registrant shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have the powers to indemnify, to the full extent permitted by law.  In addition, the Registrant may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is permitted under the law.

Ohio corporate law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proven by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

The indemnification provisions of Ohio corporate law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation.  The indemnification authorized by Ohio corporate law is not exclusive and is in addition to any other rights granted to directors.

Item 7.

Exemption From Registration Claimed.

Not Applicable.

Item 8.

Exhibits.

Exhibit No.

Description

4

United Bancshares, Inc. 2003 Employee Stock Purchase Plan

5, 23 (a)

Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered.

23(b)

Consent of Clifton Gunderson LLP, independent accountants

24

Power of Attorney**

**

Contained herein on the signature page

Item 9.

Undertakings.

A.

The undersigned registrant hereby undertakes:

i.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

ii.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus Grove, State of Ohio on July 1, 2003.

United Bancshares, Inc.

By:  /s/ E. EUGENE LEHMAN

E. Eugene Lehman, President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints E. Eugene Lehman and Brian Young, and each of them, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ E. EUGENE LEHMAN

President & Director

July 1, 2003

E. Eugene Lehman

(Principal Executive

Officer)

/s/ BRIAN D. YOUNG

Chief Financial Officer

July 2, 2003

Brian D. Young

(Principal Financial

and Accounting Officer)

/s/ ROBERT L. BENROTH

Director

July 1, 2003

Robert L. Benroth

/s/ ROBERT L. DILLHOFF

Director

July 2, 2003

Robert L. Dillhoff

/s/ JOE S. EDWARDS

Director

July 2, 2003

Joe S. Edwards, Jr.

/s/ P. DOUGLAS HARTER

Director

July 2, 2003

P. Douglas Harter

/s/ JAMES N. REYNOLDS

Director &

July 10, 2003

James N. Reynolds

Chairman

/s/ H. EDWARD RIGEL

Director

July 2, 2003

H. Edward Rigel

/s/ DAVID P. ROACH

Director

July 2, 2003

David P. Roach

/s/ ROBERT M. SCHULTE

Director

July 2, 2003

Robert M. Schulte, Sr.

INDEX TO EXHIBITS

Exhibit No.	Description	Page
4	United Bancshares, Inc. 2003 Employee Stock Purchase Plan	8
5, 23 (a)	Opinion and consent of Dinsmore & Shohl LLP as to the legality of securities being registered.	16
23(b)	Consent of Clifton Gunderson LLP, independent accountants	17
24	Power of Attorney	**

**

Contained herein on the signature page

Exhibit 4

UNITED BANCSHARES, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.

PURPOSE OF THE PLAN.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.

SECTION 2.

ADMINISTRATION OF THE PLAN.

(a)

Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b)

Committee Responsibilities.  The Committee shall have the discretionary authority to interpret the Plan and make all other policy decisions relating to the operation of the Plan.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.

STOCK OFFERED UNDER THE PLAN.

(a)

Authorized Shares.  The number of shares of Stock available for purchase under the Plan shall be 100,000 (subject to adjustment pursuant to Subsection (b) below).

(b)

Anti-Dilution Adjustments.  The aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event.

(c)

Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.

ENROLLMENT AND PARTICIPATION.

(a)

Offering Periods.  While the Plan is in effect, two Offering Periods shall commence in each calendar year.  The Offering Periods shall consist of the six-month periods commencing on each January 1 and July 1, except that:

(i)

The first Offering Period under the Plan shall commence on the date on which this Plan is approved by the shareholders of the Company and shall end on June 30, 2003; and

(ii)

The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee, provided that an Offering Period shall in no event be longer than 27 months.

(b)

Enrollment.

(i)

Each individual who qualifies as an Eligible Employee on the effective date of the Plan shall automatically become a Participant on such day.  Provided, however, that each such Participant who was automatically enrolled on the effective date shall file the prescribed enrollment form with the Company within 10 business days after the effective date.  If a Participant who was automatically enrolled on the effective date fails to file such form in a timely manner, then such Participant shall be deemed to have withdrawn from the Plan under Section 6(a).  A former Participant who is deemed to have withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Subsection (c) below, which re-enrollment may be effective only at the commencement of an Offering Period.

(ii)

In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company.  The enrollment form shall be filed at the prescribed location not later than such day.

(c)

Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)

Reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

(ii)

Withdraws from the Plan under Section 6(a); or

(iii)

Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.  In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

SECTION 5.

EMPLOYEE CONTRIBUTIONS.

(a)

Commencement of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions.  Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b)

Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c)

Changing Withholding Rate.  If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time.  The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form.  The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d)

Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time.  Payroll withholding shall cease as soon as reasonably practicable after the Company has received such form.  (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)  A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location.  Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

(e)

Limit on Number of Elections.  No Participant shall make more than 2 elections under Subsection (c) or (d) above during any Offering Period.

SECTION 6.

WITHDRAWAL FROM THE PLAN.

(a)

Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b)

Re-Enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not again be a Participant until he or she re-enrolls in the Plan under Section 4(b).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.

CHANGE IN EMPLOYMENT STATUS.

(a)

Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as a withdrawal from the Plan under Section 6(a).  (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b)

Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)

Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8.

PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)

Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to Plan Accounts.

(b)

Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be equal to amount established by the Committee prior to the first day of the Offering Period.  Provided, however, that the Purchase Price must not be less than the greater of:

(i)

the Book Value of a share of Stock, determined as of the first day of the Offering Period, and

(ii)

85% of the Fair Market Value of a share of Stock on the last trading day before the commencement of the Offering Period, or (but only if it produces a lesser number) 85% of the Fair Market Value of a share of Stock on the last trading day in the Offering Period.

(c)

Number of Shares Purchased.  As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 1,000 shares of Stock with respect to any Offering Period nor more than the amount of Stock set forth in Section 9(b).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)

Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction.  The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e)

Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her).  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)

Tax Withholding.  To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g)

Unused Cash Balances.  An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest.

(h)

Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9.

LIMITATIONS ON STOCK OWNERSHIP.

(a)

Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i)

Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)

Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)

Each Participant shall be deemed to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Offering Period.

(b)

Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).  For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.

RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.

NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.

NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13.

SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.

AMENDMENT OR DISCONTINUANCE.

General Rule.  The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice.  Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders.  In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation.

SECTION 15.

DEFINITIONS.

(a)

“Board” means the Board of Directors of the Company, as constituted from time to time.

(b)

"Book Value" as of any date means the book value of a share of Stock, as determined based upon the financial statements contained in the most recent quarterly or annual report filed by the Company prior to such date with the Securities and Exchange Commission.

(c)

“Code” means the Internal Revenue Code of 1986, as amended.

(d)

“Committee” means a committee of the Board, as described in Section 2.

(e)

“Company” means United Bancshares, Inc., an Ohio corporation.

(f)

“Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.  “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall have the discretion to determine whether a particular item is included in Compensation.

(g)

“Corporate Reorganization” means:

(i)

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)

The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)

“Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)

His or her customary employment is for more than five months per calendar year and for more than 20 hours per week;

(ii)

He or she has been an employee of a Participating Company for not less than 3 consecutive months, or such other period as the Committee may determine before the beginning of the applicable Offering Period.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)

“Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)

If the Stock was traded on The NASDAQ National Market or The NASDAQ SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

(ii)

If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)

If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by NASDAQ or a stock exchange.  Such determination shall be conclusive and binding on all persons.

(k)

“Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(l)

“Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(m)

“Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(n)

“Plan” means this United Bancshares, Inc. 2003 Employee Stock Purchase Plan, as it may be amended from time to time.

(o)

“Plan Account” means the account established for each Participant pursuant to Section 8(a).

(p)

“Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(q)

“Stock” means the Common Stock of the Company.

(r)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 16.

EXECUTION.

To record the adoption of the Plan by the Board on ________ __, 2003, the Company has caused its duly authorized officer to execute this document in the name of the Company.

United Bancshares, Inc.

By:

Title:

Exhibits 5 and 23(a)

      Susan B. Zaunbrecher

           (513) 977-8171

July 10, 2003

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio 45830

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to be filed by United Bancshares, Inc. (the “Company”) with the Securities and Exchange Commission on or about July 10, 2003, under which 100,000 shares of the Company’s Common Stock, without par value, (“Common Stock”) are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23(a) to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company’s Amended Articles of Incorporation and the Code of Regulations and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.

The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.

When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 100,000 shares of Company Common Stock have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ SUSAN B. ZAUNBRECHER

Susan B. Zaunbrecher

Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors

United Bancshares, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003, relating to the consolidated financial statements, which appears in United Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ CLIFTON GUNDERSON LLP

Clifton Gunderson LLP

Toledo, Ohio

July 7, 2003